          CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                  TABLE OF CONTENTS


                                                                                   PAGE
BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.    GRANT TO CLI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

3.    GRANT TO ROCHE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

4.    ROYALTIES, RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . 14

5.    LICENSE IN ADDITIONAL FIELDS . . . . . . . . . . . . . . . . . . . . . . . . 17

6.    TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

7.    ENFORCEMENT OF PATENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

8.    CONFIDENTIALITY-PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . 20

9.    ASSIGNMENT/TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 21

10.   NEGATION OF WARRANTIES AND INDEMNITY . . . . . . . . . . . . . . . . . . . . 22

11.   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

12.   MOST FAVORED LICENSEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

13.   GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SCHEDULE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

SCHEDULE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

APPENDIX A  APPLICATIONS FIELDS. . . . . . . . . . . . . . . . . . . . . . . . . . 29

APPENDIX B  ASSAY TO DETERMINE UNITS OF ENZYME . . . . . . . . . . . . . . . . . . 31

APPENDIX C  NOTICES TO PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . 33



                                      i.

                              PATENT LICENSE AGREEMENT

This is a patent license agreement ("Agreement"), and effective as of October 1, 1996.

                                    by and among

F. Hoffmann-La Roche Ltd, a Swiss corporation with offices at Grenzacherstrasse 124, CH-4070 Basel, Switzerland

                                        and

Roche Molecular Systems, Inc. ("RMS"), a Delaware corporation having an office at 1080 U.S. Highway 202, Branchburg Township, Somerville, New Jersey 08876-1760

                 (BOTH OF WHICH ARE REFERRED TO HEREIN AS "ROCHE"),

                                        and

Clontech Laboratories, Inc., a California corporation with offices at 1020 East Meadow Circle, Palo Alto, California 94303-4230

                         (HEREINAFTER REFERRED TO AS "CLI")

                                  ***************

BACKGROUND

A. ROCHE and its AFFILIATES own United States Patents Nos. 4,683,195, 4,683,202 and 4,965,188 and the corresponding foreign counterpart patents and patent applications, describing and claiming nucleic acid amplification processes including, inter alia, a process known as the polymerase chain reaction ("PCR") process.

B. ROCHE and its AFFILIATES also own certain patents and patent applications, filed worldwide, relating to purified natural, as well as recombinant, thermostable DNA polymerases, as well as compositions including said polymerases, including for example, DNA polymerases isolated from Thermus species and fragments and mutants thereof.

C. ROCHE and its AFFILIATES also own United States Patent No. 5,075,216 and the corresponding foreign counterpart patents and patent applications relating to sequencing with Taq DNA polymerase.

D. ROCHE and its AFFILIATES also own United States Patent Nos. 5,407,800, 5,322,770 and 5,310,652 and the corresponding foreign counterpart patents and patent applications relating, inter alia, to reverse transcription using a thermostable polymerase.

E. The Perkin-Elmer Corporation ("P-E") has exclusive rights in certain fields, including the field of research, pursuant to an agreement dated December 11, 1991 with ROCHE and has


                                          1.

certain rights to grant sublicenses in said fields. Under separate agreements between ROCHE and P-E and in consideration of a share of royalties due hereunder, P-E has released ROCHE from so much of P-E's rights in the aforementioned fields as is necessary for ROCHE to convey to CLI the rights specified in this Agreement.

F. On June 1, 1995, ROCHE entered into a "Patent License Agreement" ("the 1995 Agreement") with CLI, granting CLI, INTER ALIA, rights to manufacture, use and sell full length native and recombinant DNA polymerase isolated from THERMUS AQUATICUS for use in the PCR PROCESS as well as in sequencing.

G. Subsequent to the Effective Date of the 1995 Agreement, ROCHE decided it would make available to existing licensees under ROCHE's Taq patents a new agreement granting additional patent rights not included in the 1995 Agreement. CLI chooses to accept the terms of said new Agreement. Thus, CLI and ROCHE wish to terminate the 1995 Agreement and to replace it with the current Agreement.

H. In structuring the present Agreement, the Parties have considered the possibility that novel polymerases may be developed by CLI (and others) that are useful in, and that without a license from ROCHE, CLI may not pass on to its customers the right to use said polymerases in the PCR PROCESS, or in processes covered by RT or RT-PCR PATENT RIGHTS. It is CLI's desire to promote and sell such internally developed, or licensed or purchased polymerases for use in the PCR PROCESS, or in processes covered by RT and/or RT-PCR PATENT RIGHTS and to pass on to the purchaser such a license and ROCHE is willing to permit CLI to do so.

I. In addition, the parties take note that CLI may market the products licensed hereunder in conjunction with other products, components or materials, both separately or together, and in various package arrangements, which may be useful in the PCR PROCESS, and/or processes covered by RT and RT-PCR PATENT RIGHTS. Taking this into consideration, for the mutual convenience of the parties, the products on which CLI will pay a royalty, that is the royalty base, will include those products as specifically described below that are adapted for, promoted or supported for use with the patent rights licensed herein. Furthermore, in an effort to minimize customer confusion as to which CLI products in fact permit the customer to practice the PCR PROCESS, and/or processes covered by RT and RT-PCR PATENT RIGHTS without additional licenses, CLI agrees, as is further described below, to give special consideration to the manner in which it promotes and sells its other products which may be useful in the PCR PROCESS and/or processes covered by RT and RT-PCR PATENT RIGHTS but which are not specifically licensed by ROCHE for that purpose.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, ROCHE and CLI ("the Parties'") agree as follows:

1.   DEFINITIONS.

For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:


                                          2.

     1.1 The term "AFFILIATE" of a designated party to this Agreement shall mean:

          (a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

          (b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

          (c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

          (d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

          It is understood and agreed, however, that the term "AFFILIATE" shall not include Genentech Inc., a Delaware corporation.

     1.2 "AMPLIFICATION PATENT RIGHTS" shall mean the nucleic acid amplification processes covered by United States Patent Nos. 4,683,195, 4,683,202 and 4,965,188, and those claims in foreign patents and patent applications which correspond to issued claims in the above patents and which foreign patents and patent applications claim priority from patent applications on which the above patents are based, and access to which patents and patent applications are necessary for CLI to manufacture, use and sell products which include a label license under AMPLIFICATION PATENT RIGHTS, in accordance with the rights granted in Sections 2.3 - 2.4 hereto.

     1.3  "APPLICATION FIELDS" shall mean those fields listed in Appendix A.

     1.4 "Applications Kit" shall mean a LICENSED PRODUCT in combination with all such other reagents, enzymes or other materials as are necessary to perform a PCR-based assay or nucleic acid sequencing in the Application Field for which it is sold.

     1.5 "AUTHORIZED THERMAL CYCLER" shall mean a thermal cycler or temperature cycling instrument whose use in automated performance of the PCR PROCESS in the RESEARCH FIELD and APPLICATION FIELDS is covered by the up-front fee component of a PCR PROCESS license. The up-front component of that license may be purchased from P-E. Alternatively, the up-front component of that license may be obtained through the purchase of thermal cycler(s) or temperature cycling instrument(s) bearing a valid label conveying the up-front PCR PROCESS license component.

     1.6 "CLI ENZYME" shall mean any thermostable polymerase that is not a ROCHE PATENTED ENZYME, is not within POLYMERASE PATENT RIGHTS, and is developed by CLI or is purchased or licensed by CLI from a third party, which enzyme may be used in or with the PCR PROCESS and/or processes covered by RT and RT-PCR PATENT RIGHTS. An enzyme shall not be included in this definition if CLI demonstrates to ROCHE's satisfaction that said enzyme is in fact used predominantly for other than the PCR PROCESS and/or processes covered by RT and RT-PCR PATENT RIGHTS. Unless excluded as provided herein, all sales of said CLI ENZYMES


                                          3.

are assumed to be for use in the PCR PROCESS and/or processes covered by RT and RT-PCR PATENT RIGHTS.

     1.7 "LICENSED APPLICATION PRODUCT" shall mean (a) an APPLICATIONS KIT for a LICENSED APPLICATION FIELD or (b) reagents, components or other materials which are sold in connection with the sale of an APPLICATIONS KIT for a LICENSED APPLICATION FIELD by CLI and which are adapted for or promoted or supported for use by customers in PCR TESTING or nucleic acid sequencing, or RT and RT-PCR in APPLICATION FIELDS. As used herein, "PCR Testing" shall include all steps in the analysis of a sample for the presence or absence of amplifiable nucleic acid from preparation of the sample to detection and/or analysis of any amplified product.

     1.8 "LICENSED FIELDS" shall mean the RESEARCH FIELD and those APPLICATION FIELDS that are elected or added pursuant to Section 5 of this Agreement ("LICENSED APPLICATION FIELDS").

     1.9  "LICENSED PRODUCT" shall mean:

          (a) a ROCHE PATENTED ENZYME or a CLI ENZYME used or sold in a country where the use or sale of such ROCHE PATENTED ENZYME or CLI ENZYME would infringe at least one VALID CLAIM of a patent or patent application within AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS; and/or

          (b) a ROCHE PATENTED ENZYME made, used or sold in a country where the manufacture, use or sale thereof would infringe a VALID CLAIM of a patent or patent application within POLYMERASE PATENT RIGHTS.

     1.10 "LICENSED RESEARCH PRODUCTS" shall mean any product, including but not limited to kits, which products consist of or contain a LICENSED PRODUCT and may include all or some of the following components: buffers, nucleotides, enzymes, or other reagents or materials. Notwithstanding the foregoing, it is understood and agreed that such LICENSED RESEARCH PRODUCT shall not contain, without ROCHE's specific approval, which approval shall be strictly discretionary with ROCHE, nucleic acid sequences homologous to the nucleic acid sequences of any human infectious agent or pathogen.

     1.11 "NET SALES" shall mean gross invoice amount less

          (a) discounts allowed and taken, in amounts customary in the trade, and

          (b)  sales and/or use taxes and/or duties for particular sales.

          No allowance or deduction shall be made for commissions or fees for collection, by whatever name known.

          NET SALES shall be calculated on the basis of sales or transfers to end users by CLI or an AFFILIATE or distributor. In the event CLI is unable to account for sales to third-party end users by its distributors, the NET SALES shall be calculated as the sales price to such distributors multiplied by [ * ], which factor represents a [ * ]% margin allowed to the distributor. Sales to a

                                          4.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

third party controlling, controlled by, or under common control with CLI, or enjoying a special course of dealing with CLI, shall be determined by reference to the listed or published price for the product sold or transferred which would be applicable in an arm's length transaction, with an unrelated third party. In Japan, if CLI does not use a distributor, but instead, sales are made to end users through a WHOLESALER, and CLI is unable to account for sales to third-party end users by said WHOLESALER in Japan, the Net Sales shall be calculated as the sale price to such WHOLESALER multiplied by [ * ], which factor represents a [ * ]% margin allowed to the WHOLESALER in Japan. CLI and ROCHE agree that ROCHE may amend this factor in the event that market conditions change such that the prevailing margin to WHOLESALERS differs from [ * ]% by [ * ]% or more.

     1.12 "PCR PROCESS" shall mean the polymerase chain reaction (PCR) process, which is one of the amplification processes covered by AMPLIFICATION PATENT RIGHTS.

     1.13 "POLYMERASE PATENT RIGHTS" shall mean

          (a)  TAQ PATENT RIGHTS; and

          (b) those claims of those United States patents and patent applications listed in Schedule 1 hereto, and those claims in non-US patents and patent applications which claim priority from the patents and patent applications on which the patents and patent applications in Schedule 1 are based, and access to which patents and patent applications are necessary for CLI to manufacture, use and sell ROCHE PATENTED ENZYMES, other than a TAQ REAGENT, in accordance with the rights granted in Section 2.2 hereto.

     1.14 "RESEARCH FIELD" shall mean the internal use by an end user of a product solely in applications of the end user (or in applications of the end user's customer, if the end user is performing contract research) in scientific research and development; and by way of example but not by way of limitation, expressly excludes:

          (a) reportable results generated from clinical applications in humans or animals such as the detection or measurement, treatment, prevention or mitigation of disease or other health-related condition; the detection of pathogens, detection of genetic disease or genetic predisposition to disease; tissue transplantation typing; and parentage testing;

          (b)  the use of PCR to manufacture any products for sale;

          (c) the commercial application of Taggants, which shall be defined herein to be the application of the PCR PROCESS to identify any synthetic nucleotide sequence which has been inserted, dispersed or applied into a product, substance or organism in order to identify such product, substance or organism or to convey other specific information;

          (d)  Forensic Applications (as defined in Appendix A);

          (e)  Human identification testing, and parentage determination;

          (f)  Plant Diagnostics (as defined in Appendix A);


                                          5.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          (g) Animal Diagnostics, Animal Identity Testing and Positive Trait Breeding (as defined in Appendix A);

          (h) quality assurance and quality control, including without limitation, conformance with specifications, purity, batch to batch consistency whether performed internally or for third parties on a commercial basis; and

          (i)  Environmental Testing (as defined in Appendix A).

     1.15 "ROCHE PATENTED ENZYME" shall mean

          (a)  a TAQ REAGENT; or

          (b) an enzyme the manufacture, use or sale of which would be covered by at least one VALID CLAIM within paragraph (b) of POLYMERASE PATENT RIGHTS and which Roche has agreed to include in Schedule 2 hereto. Notwithstanding the foregoing, the Parties understand and agree that Roche shall not be obligated in any way to include any additional patents rights to those currently listed in
Schedule 1.

     1.16 "ROYALTY UNIT" shall mean:

          (a) for a TAQ REAGENT, the equivalence to a unit of AmpliTaq-Registered Trademark- DNA polymerase as described in Appendix B,
Section I;

          (b) for a ROCHE PATENTED ENZYME other than a TAQ REAGENT, and for an CLI ENZYME, a unit of enzyme (as unit is defined in CLI's product specification) multiplied by the PCR EFFECTIVENESS RATIO as provided in Appendix B, Section II.

     1.17 "RT" shall mean reverse transcription.

     1.18 "RT and RT-PCR PATENT RIGHTS" shall mean those claims of United States Patent Nos. 5,407,800, 5,322,770, and 5,310,652 and any reissues thereof and those claims in foreign patents and patent applications which correspond to issued claims in the above patents and which foreign patents and patent applications claim priority from the patent application(s) on which the '800, '770 and '652 patents are based, and access to which patents and patent applications are necessary for CLI to manufacture, use and sell ROCHE PATENTED ENZYMES and CLI ENZYMES in accordance with the rights granted in Section 2.6 hereto.

     1.19 "SEQUENCING PATENT RIGHTS" shall mean the claims of United States Patent No. 5,075,216 and any reissue thereof and those claims in foreign patents and patent applications which correspond to issued claims in the above patent and which foreign patents and patent applications claim priority from the patent application(s) on which the '216 patent is based, and access to which patents and patent applications are necessary for CLI to manufacture, use and sell products pursuant to Section 2.5 hereto.

     1.20 "TAQ PATENT RIGHTS" shall mean those claims of United States Patent Nos. 4,889,818 and 5,079,352, and any reissues and continuations thereof, but not continuations in part of the above patents and patent applications, and those claims in foreign patents and patent


                                          6.

applications claiming priority from a patent application which is a basis for any of the above US patents or patent applications, which include within their scope a polymerase encoded by THERMUS AQUATICUS DNA, but only to the extent that such claims are necessary for CLI to manufacture, use and sell a polymerase encoded by THERMUS AQUATICUS pursuant to Section 2.2 hereto, except that these rights specifically exclude the "Stoffel Fragment" (Lawyer, et. al. (1993) PCR Methods and Applications 2: 275-287) and the "Abramson Mutant" (described in and additionally covered by US Patent No. 5,466,591).

     1.21 "TAQ REAGENT" shall mean an enzyme the manufacture, use or sale of which is covered by at least one VALID CLAIM within TAQ PATENT RIGHTS.

     1.22 "TERRITORY" shall mean worldwide.

     1.23 "VALID CLAIM" shall mean the claim of a patent or pending patent application which has not been held invalid or otherwise unenforceable by a court from which no appeal has or can be taken, or has not otherwise finally been held unpatentable by the appropriate administrative agency.

     1.24 "WHOLESALER" shall mean an agent who takes orders from end-user customers for CLI products, purchases said products from CLI, delivers the products to said customers and collects payment from the end-user customers. The WHOLESALER does not perform other functions of a distributor, such as, by way of example but not by way of exclusion, marketing activities such as participating in trade shows, creating product advertising, and presenting technical seminars, or pre- and post-sale technical support of the products. ROCHE and CLI agree that this definition is applicable only to the Japanese market.

2.   GRANT TO CLI

     2.1  TERMINATION OF THE ROCHE/CLI 1994 AGREEMENT

          In consideration of the rights herein granted to CLI by ROCHE and CLI's obligation to pay royalties, CLI and ROCHE hereby agree that their respective rights in and obligations under the 1994 Agreement between CLI and ROCHE are hereby terminated, and the terms thereof superseded by the present Agreement as of October 1, 1996 except that CLI shall report and pay all royalties due under the 1994 Agreement as of October 1, 1996 in accordance with the terms and schedule of the 1994 Agreement.

     2.2  LICENSES UNDER POLYMERASE PATENT RIGHTS

          Upon the terms and subject to the conditions of this Agreement, ROCHE hereby grants to CLI and CLI hereby accepts from ROCHE a royalty bearing nonexclusive license in the TERRITORY, without the right to sublicense except to its current AFFILIATES as specifically provided in Section 2.7, as follows:

          (a) under TAQ PATENT RIGHTS, to manufacture, but not to have manufactured, to use and to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), TAQ REAGENTS; and


                                          7.

          (b) under POLYMERASE PATENT RIGHTS, to manufacture, but not to have manufactured, to use and to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), ROCHE PATENTED ENZYMES other than TAQ REAGENTS.

          No rights are granted expressly, by implication or by estoppel under AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS, RT- and RT-PCR PATENT RIGHTS or any other ROCHE patent rights by the grant of this Section.

     2.3 LICENSE IN THE RESEARCH FIELD TO CONVEY A LABEL LICENSE AND TO PROMOTE FOR USE IN PCR

          A license under the AMPLIFICATION PATENT RIGHTS for automated performance of the PCR PROCESS in the RESEARCH FIELD has an up-front fee component based on the capacity of thermal cyclers used, and a running-royalty component for each use of the process. In consideration of CLI's payment of the license issuance fee and of royalties on sales of LICENSED RESEARCH PRODUCTS, ROCHE hereby grants to CLI and CLI accepts from ROCHE, in the TERRITORY, limited, nonexclusive rights, without the right to sublicense except to its current AFFILIATES as specifically provided in Section 2.7, as follows:

          (a) CLI is hereby authorized to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), LICENSED RESEARCH PRODUCTS with a label conveying to end-user purchasers the running-royalty component of a license under the AMPLIFICATION PATENT RIGHTS to use such LICENSED RESEARCH PRODUCTS in or with the PCR PROCESS strictly for such purchasers' own internal use in the RESEARCH FIELD in conjunction with a thermal cycler whose use is covered by the up-front fee component, either by payment to P-E or as purchased, and

          (b) CLI may promote LICENSED RESEARCH PRODUCTS for such use in or with the PCR PROCESS in the RESEARCH FIELD. The up-front component of the PCR license for research must be obtained by the end user in order to have a complete license for the automated performance of the PCR PROCESS. The up-front component may be purchased from P-E. Alternatively, it may be obtained through the purchase of thermal cycler(s) or temperature cycling instrument(s) bearing a valid label conveying to purchasers the up-front component of the license, that is, an "AUTHORIZED THERMAL CYCLER."

               CLI may use LICENSED RESEARCH PRODUCTS, on which it pays royalties hereunder, in accordance with the terms of the label authorized in part (a) above.

     2.4 LICENSE IN APPLICATION FIELDS TO CONVEY A LABEL LICENSE AND TO PROMOTE FOR PCR

          A license under the AMPLIFICATION PATENT RIGHTS for automated performance of the PCR PROCESS in all or some of the APPLICATION FIELDS includes an up-front fee component as described in Section 2.3 and a running-royalty component. In further consideration of CLI's payment of license issuance fees and royalties on sales of LICENSED APPLICATION PRODUCTS, ROCHE hereby grants to CLI and CLI accepts from ROCHE in the TERRITORY, limited,


                                          8.

nonexclusive rights, without the right to sublicense except to its current AFFILIATES as specifically provided in Section 2.7 as follows:

          (a) CLI is hereby authorized to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), APPLICATIONS KITS with a label conveying to end-user purchasers the running-royalty component of a license under the AMPLIFICATION PATENT RIGHTS to use such APPLICATIONS KITS in or with the PCR PROCESS strictly for such purchasers' own internal use in the LICENSED APPLICATION FIELDS in conjunction with a thermal cycler whose use is covered by the up-front fee component, either by payment to P-E or as purchased; and

          (b) CLI may promote LICENSED APPLICATION PRODUCTS for such use in or with the PCR PROCESS in the LICENSED APPLICATION FIELDS. The up-front component of the PCR license for APPLICATION FIELDS must be obtained by the end user in order to have a complete license for the automated performance of the PCR PROCESS. The up-front component may be purchased from P-E. Alternatively, it may be obtained through the purchase of thermal cycler(s) or temperature cycling instrument(s) bearing a valid label conveying to purchasers the up-front component of the license, that is, an "Authorized Thermal Cycler."

CLI may use APPLICATIONS KITS, on which it pays royalties hereunder, in accordance with the terms of the label authorized in part (a) above.

     2.5 LICENSE IN THE RESEARCH FIELD AND LICENSED APPLICATION FIELDS TO CONVEY A LABEL LICENSE AND TO PROMOTE FOR USE IN SEQUENCING

          In further consideration of CLI's payment of license issuance fees and royalties on sales of LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS, ROCHE hereby grants to CLI and CLI accepts from ROCHE in the TERRITORY, limited nonexclusive rights, without the right to sublicense except to its current AFFILIATES as specifically provided in Section 2.7, as follows:

          (a) CLI is authorized to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), LICENSED RESEARCH PRODUCTS in the RESEARCH FIELD and APPLICATIONS KITS in the LICENSED APPLICATION FIELDS with a label conveying to end-user purchasers a license under the SEQUENCING PATENT RIGHTS to use such LICENSED RESEARCH PRODUCTS and APPLICATIONS KITS for such purchasers' own internal use in sequencing without any rights under the AMPLIFICATION PATENT RIGHTS in the RESEARCH FIELD or the LICENSED APPLICATION FIELDS for which the APPLICATIONS KITS are sold; and

          (b) CLI may promote LICENSED RESEARCH PRODUCTS for use in the RESEARCH FIELD and APPLICATIONS KITS for use in the LICENSED APPLICATION FIELDS for which the APPLICATIONS KITS are sold in processes within the SEQUENCING PATENT RIGHTS.

               CLI may use LICENSED RESEARCH PRODUCTS and APPLICATIONS KITS, on which it pays royalties hereunder, in accordance with the terms of the label authorized in part (a) above.


                                          9.

     2.6 LICENSE IN THE RESEARCH FIELD AND LICENSED APPLICATION FIELDS TO CONVEY RIGHTS TO PERFORM AND TO PROMOTE FOR USE IN RT AND RT-PCR

          In further consideration of CLI's payment of license issuance fees and royalties on sales of LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS, ROCHE hereby grants to CLI and CLI accepts from ROCHE in the TERRITORY, limited nonexclusive rights, without the right to sublicense except to its current AFFILIATES as specifically provided in Section 2.7, as follows:

          (a) CLI is authorized to sell, strictly under CLI's or its Affiliates' own Trademarks, Tradenames and/or label(s), LICENSED RESEARCH PRODUCTS in the RESEARCH FIELD and APPLICATIONS KITS in the LICENSED APPLICATION FIELDS which convey to the end-user purchasers a license under RT and RT-PCR PATENT RIGHTS to use such LICENSED RESEARCH PRODUCTS and APPLICATIONS KITS for such purchasers' own internal use in reverse transcription and reverse transcription coupled with PCR amplification; and

          (b) CLI may promote Licensed Research Products for use in the Research Field and Applications Kits for use in the Licensed Application Fields in processes within RT and RT-PCR PATENT RIGHTS.

               CLI may use LICENSED RESEARCH PRODUCTS and APPLICATIONS KITS on which it pays royalties hereunder, in accordance with the terms defined in part (a) above.

     2.7  LIMITED RIGHT TO GRANT SUBLICENSES

          (a) CLI expressly acknowledges and agrees that the license pursuant to this Agreement is personal to CLI alone, and CLI shall have no right to sublicense, assign or otherwise transfer or share its right, under this license. Notwithstanding the foregoing, Roche hereby grants to CLI the right to sublicense current CLI AFFILIATES, that is AFFILIATES of CLI on the Effective Date of this Agreement. CLI hereby accepts that right, and grants to all of its current AFFILIATES, and on their behalf accepts, sublicenses as provided herein. CLI's AFFILIATES shall not have the right to grant further sublicenses to any other AFFILIATE or Third Party.

          (b) CLI shall provide prior written notice to RMS of AFFILIATES operating under its sublicense. Sublicenses to AFFILIATES of CLI shall accord with all requirements of this Agreement and shall include the following terms and conditions:

               (i) That the sublicense is co-terminus with this Agreement as to term and TERRITORY, except as provided below;

               (ii) To provide CLI with such complete and accurate information as is necessary to calculate the NET SALES of each sublicensed product sold or otherwise transferred by such AFFILIATE;

               (iii) To grant to ROCHE the right to inspect under the terms and conditions in Section 4.3; and


                                         10.

               (iv) To be bound by all terms and conditions of this Agreement, including without limitation, the indemnity provisions of Section 11.

                    Notwithstanding the foregoing, CLI shall remain primarily responsible both for its and its sublicensed AFFILIATES' performance under this Agreement.

          (c) Unless terminated sooner pursuant to Section 6 herein, any sublicense to an AFFILIATE shall terminate immediately without any notice or action on the part of CLI if:

               (i) Such sublicensee no longer meets the definition of an AFFILIATE set forth in Section 1.1 hereof; or

               (ii) CLI sells its business in LICENSED PRODUCTS to another person.

                    In the event of termination on either of the bases set forth in Section 2.7 c (i) or (ii) above, then all rights granted to and obligations undertaken by the sublicensee and CLI under such sublicense shall terminate immediately without any action on the part of CLI, the AFFILIATE or ROCHE, except for the rights and obligations surviving termination set forth in Sections 6.7 and 6.8 herein, and CLI shall provide written notice to ROCHE of such termination.

          (d) No sublicensed AFFILIATE shall have the right to assign or otherwise transfer its sublicense in whole or in part to any other Affiliate or Third Party, whether by written instrument or by operation of law. An assignment of a sublicense in violation of the foregoing sentence shall include, but is not limited to, either of the following occurrences:

               (i) The sale, directly or indirectly, to any Third Party of a beneficial interest in fifty percent (50%) or more of the outstanding voting securities of such AFFILIATE; or

               (ii) The issuance or sale to any Third Party of a class of securities of CLI, the interest dividend or other distribution on which is measured in substantial part by the performance of such AFFILIATE such that such Third Party, acting alone or in concert with other Third Parties, become the beneficial owner of fifty percent (50%) or more of such class of CLI securities.

          (e) Nothing herein shall prohibit CLI from distributing LICENSED PRODUCTS on behalf of any sublicensed AFFILIATE.

     2.8 Except as is specifically provided herein, this Agreement shall not limit the rights of ROCHE in any way. It is specifically understood that as between the Parties to this Agreement, ROCHE reserves the right itself or through its AFFILIATES to practice under POLYMERASE PATENT RIGHTS, SEQUENCING PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS and AMPLIFICATION PATENT RIGHTS, including the PCR PROCESS itself, and to sublicense, assign or otherwise transfer such rights to others for any purpose whatsoever.

     2.9 CLI shall affix to each particular LICENSED RESEARCH PRODUCT or LICENSED APPLICATIONS PRODUCT licensed hereunder, either on a product insert accompanying the product or on the product itself, one of the labels described in Appendix C, as ROCHE shall direct, or


                                         11.

such other label as ROCHE may direct from time to time. Such changes in labeling shall be subject to the approval of CLI, which shall not be unreasonably withheld. As to the labels set forth in Appendix C, CLI understands and agrees that the notices numbered 1 through 5 reflect ROCHE's present label licensing policy and shall be used on the labels for CLI products as appropriate. In regard to any changes in labels directed by ROCHE, CLI shall have a reasonable time period over which to change its labels.

     2.10 (a) CLI hereby covenants that it shall sell, market and otherwise promote products licensed hereunder in accordance with the terms of this Agreement and it shall use its best efforts, as described herein, and shall contractually require all of its distributors to also use their best efforts, as described herein, to ensure that these products are sold in compliance with the letter and intent of this Agreement. To that end, CLI and its distributors shall prominently display in catalogues and brochures describing LICENSED RESEARCH PRODUCTS and/or LICENSED APPLICATION PRODUCTS, the label license statements as described in Section 2.9 and Appendix C. Furthermore, in advertisements or any other materials intended for distribution to third parties and referring in any way to products licensed hereunder and the use of said products in the PCR PROCESS, but in which it is not practical to include the complete label license statements, CLI will include a comparable restriction on use as follows:

               "Purchase of this product [or product name] is accompanied by a limited license to use it in the Polymerase Chain Reaction (PCR) process [and RT or other as appropriate] for ["field"] in conjunction with a thermal cycler whose use in the automated performance of the PCR process is covered by the up-front license fee, either by payment to Perkin-Elmer or as purchased, i.e., an authorized thermal cycler."

or other statement approved in writing by ROCHE.

          (b) CLI agrees that once it is notified by ROCHE or once it independently becomes aware that a particular purchaser is using or intends to use any product licensed herein in violation of AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS, or RT and RT-PCR PATENT RIGHTS, CLI shall immediately notify said purchaser in writing that such use is unlicensed and that a license for said use must be obtained from ROCHE or P-E. CLI shall also require sublicensed AFFILIATES and distributors to report to CLI any unlicensed activities of which they become aware. CLI further agrees that continued or resumed sales by CLI, a sublicensed AFFILIATE or a distributor, to a particular purchaser of which CLI was previously notified or is otherwise aware is distributing/using any licensed product in violation of AMPLIFICATION PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS or SEQUENCING PATENT RIGHTS, shall constitute a breach of this Agreement under Section 6.5 of the Agreement. A written certification by a distributor or purchaser which is executed by an officer of said distributor or purchaser which officer may legally bind the company, that it has ceased infringing the AMPLIFICATION PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS and/or SEQUENCING PATENT RIGHTS or, alternatively, that it does not infringe said patent rights, or a written certification by CLI which is executed by an officer of CLI which officer may legally bind CLI that sales to such distributor or purchaser have ceased, shall be a cure under Section 6.5.

          (c) Pursuant to the foregoing general requirements, CLI shall, when it receives an order for a LICENSED RESEARCH PRODUCT from any customer, which CLI recognizes


                                         12.

as significantly exceeding that customer's typical usage requirements, contact the customer and specifically inform the customer that the AMPLIFICATION PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS and/or SEQUENCING PATENT RIGHTS conveyed to customer with the sale of such LICENSED RESEARCH PRODUCT are limited for use by the customer for internal research only and that no other rights under the AMPLIFICATION PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS and/or SEQUENCING PATENT RIGHTS outside the LICENSED FIELD are conveyed. Said customers shall be required to furnish a written certification that customer intends to use said LICENSED RESEARCH PRODUCT without violating the AMPLIFICATION PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS or the SEQUENCING PATENT RIGHTS.

          (d) CLI agrees that it shall provide to ROCHE a copy of each of its notices to purchasers/distributors (as well as a copy of each purchaser/distributor's certification of compliance) pursuant to this
Section 2.10.

          (e) The Parties understand and hereby agree that CLI shall have no obligation to monitor or police its customers' payment of the up-front fee component of a PCR license for research or the thermal cycler "authorization" fee described in Section 1.5. CLI's obligations hereunder in regard to AUTHORIZED THERMAL CYCLERS shall be limited to providing the label license as specified in Section 2.8 and Appendix C. However, CLI agrees not to knowingly promote, directly or through its distributors, the unlicensed use of PCR with the ROCHE PATENTED ENZYMES or CLI ENZYMES in the RESEARCH FIELD or APPLICATION FIELDS in thermal cyclers for which the up-front license fee has not been paid (not authorized).

               CLI and ROCHE agree that ROCHE will enforce its rights and will use its best efforts to cause P-E to enforce its rights with regard to customers of CLI using thermal cyclers that are not "authorized" in the same manner ROCHE and P-E treat their own customers in the same circumstances.

     2.11 Roche hereby grants to CLI the right and CLI accepts and agrees to credit ROCHE as the source of patent rights in CLI's promotional materials, including for example advertisements, product inserts and data sheets, intended for distribution to third parties as follows:

               "This product is sold under licensing arrangements with
          F. Hoffmann-La Roche Ltd, Roche Molecular Systems, Inc. and The Perkin-Elmer Corporation."

          Such reference will be reasonably prominent and in materials (for example catalogues) containing multiple product descriptions, will be directly associated with information on each specific product covered by this Agreement.

     2.12 In accordance with Section 2.7 b (iv), sublicenses granted by CLI shall specifically require the sublicensee to comply with CLI's obligations under Sections 2.8-2.11.


                                         13.

3.   GRANT TO ROCHE

     3.1 If CLI elects to market a CLI ENZYME or elects to license third parties to make, use or sell a CLI ENZYME, ROCHE shall have an option to negotiate a nonexclusive license to manufacture and sell directly or through distributors such CLI ENZYME. CLI shall notify ROCHE of its election to market or to license third parties to market CLI ENZYMES within thirty (30) days of CLI making such an election. ROCHE may exercise the said option within three (3) years after the receipt of CLI's notice. The terms of said licenses shall be negotiated in good faith by the parties, taking into consideration the relevant market factors typically considered in such agreements, but any negotiated royalty shall not exceed [ * ]% of the Net Selling Price of ROCHE to its customers or distributors. The duration of said license shall be commensurate with the term of the last to expire of any patent covering ROCHE's customers' use of such enzyme without further payment of any kind from end user customers to CLI or its licensor, if there is one. If ROCHE does not exercise the option hereunder, ROCHE shall nonetheless be entitled to a license to make, use or sell said CLI ENZYME under the same terms and conditions as the most favorable nonexclusive license granted by CLI.

     3.2 Sublicenses granted by CLI are conditioned on the sublicensee's making a grant equivalent to Section 3.1 to ROCHE.

4.   ROYALTIES, RECORDS AND REPORTS

     4.1  LICENSE ISSUANCE FEE

          For the rights and privileges granted hereunder, CLI will pay to P-E a nonrefundable, noncreditable License Issuance fee of US$[ * ]. License issuance payments made under the 1995 agreement shall be applicable against this sum.

     4.2  ROYALTIES

          For the rights and privileges granted under this Agreement, CLI shall pay royalties on products licensed hereunder used by CLI or its AFFILIATES or sold, distributed, or otherwise transferred by CLI or its sublicensed AFFILIATES (with or without payment), as follows below, except as otherwise specifically modified by Section 5.2 and Appendix A:

          (a) for a ROCHE PATENTED ENZYME or an CLI ENZYME, [ * ] for each such enzyme;

          (b) for LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS that include ROCHE PATENTED ENZYMES and/or CLI ENZYME, [ * ];

          (c) for LICENSED APPLICATION PRODUCTS which contain neither ROCHE PATENTED ENZYMES nor CLI ENZYMES, [ * ].

               Furthermore, the Parties further understand and agree that the royalty rates provided in subsections (a) through (c) above shall apply only for so long as [ * ]


                                         14.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

[ * ] shall be in force. Thereafter, the Parties shall negotiate in good faith a reduced royalty rate for products licensed hereunder.

     4.3 CLI shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable by way of royalty or by way of any other provision under this Agreement for itself and its sublicensed AFFILIATES. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of an independent certified public accountant retained by ROCHE for the purpose of verifying CLI's royalty statements or CLI's compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at ROCHE's sole cost unless the inspector concludes that royalties reported by CLI for the period being audited are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by CLI.

     4.4 CLI shall within thirty (30) days after the first day of January, April, July and October of each year deliver to the addresses provided below a true and accurate royalty report. This report shall be in accordance with the royalty report form attached hereto as Appendix D. This report shall be on a U.S./ex-U.S. basis and shall give such particulars of the business conducted by CLI in the United States and in territories other than the United States during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

          (a) separately itemized quantities of products licensed hereunder that are used, sold or otherwise transferred by CLI during those three (3) months;

          (b) the ROYALTY UNITS of ROCHE PATENTED ENZYME(S) and/or CLI ENZYME(S) in each product licensed hereunder and, for each product, the calculation of ROYALTY UNITS if different from "activity units" for said enzyme as advertised, marketed or sold by CLI;

          (c) the NET SALES of each LICENSED RESEARCH PRODUCT and LICENSED APPLICATION PRODUCT;

          (d) the calculation of net royalties based on a royalty rate as defined in Section 4.2;

          (e) the net royalties due. If no royalties are due, it shall be so reported.

               The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of CLI's organization or by CLI's external auditor or by the chairman or other head of CLI's internal audit committee. With respect to royalties due from sublicenses, attestation by CLI may be that it has obtained from sublicensed AFFILIATES attestations complying with the preceding sentence.

               Simultaneously with the delivery of each such royalty report, CLI shall pay to P-E the royalty and any other payments due under this Agreement for the period covered

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                         15.

by such report. All amounts payable hereunder by CLI shall be payable in United States currency and sent by the due date, together with the royalty report, to the following address:

                    Applied Biosystems Division
                    The Perkin-Elmer Corporation
                    850 Lincoln Centre Drive
                    Foster City, CA. 94404
                    U.S.A.
                    Attn: Licensing Manager

or to such other address as P-E may designate. A copy of the royalty report shall also be sent to:

                    Roche Molecular Systems, Inc.
                    1145 Atlantic Avenue, Suite 100
                    Alameda, California 94501
                    U.S.A.
                    Attn: Licensing Manager

or to such other address as ROCHE may designate.

     4.5 Royalties accruing on account of sales in countries other than the United States shall be payable in United States dollars in amounts based on the New York rate of exchange as quoted in The Wall Street Journal (WSJ) for the last business day of each quarter. If the WSJ does not publish any such rate, a comparable publication shall be agreed upon from time to time by the parties, and with respect to each country for which such rate is not published in the WSJ or in a comparable publication, the parties shall use the applicable rate for such date by the appropriate governmental agency in such country.

     4.6 (a) The Parties agree that the royalty rates and unit fees set forth in Section 4.2 are reasonable in view of the proprietary rights associated with the products licensed hereunder and the consequent relative importance of these products in the marketplace. The Parties also recognize, however, that a substantive change might occur in the marketplace, including, for example, a change in ROCHE's proprietary position, or in the status of technological alternatives that are non-proprietary to ROCHE, which change in the marketplace might significantly detract from the value added of the products licensed hereunder and thereby, in light of the royalty schedule of Section 4.2, potentially makes CLI's marketing position correspondingly less competitive. Should such changes occur in the marketplace, the parties agree to discuss whether adjustments to the financial terms herein would be appropriate and otherwise acceptable to ROCHE.

          (b) In an effort to assist CLI in remaining competitive in light of such changes in the marketplace, the parties have specifically agreed that the following mechanism shall be available to provide CLI royalty relief:
[ * ]

                                         16.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

               Except as is specifically provided by the mechanism to provide royalty relief described in Section (b) above, ROCHE shall be under no obligation to change or renegotiate any sections, provisions or terms of this Agreement.

     4.7 Withholding tax, if any, levied on any royalty and/or on any other payments to be paid hereunder, will be paid by CLI to the proper taxing authority and proof of payment will be sent to P-E. Any such withholding tax paid by CLI, will be fully credited against the royalty due to P-E.

     4.8 Any amount not being paid by CLI when due will bear interest of [ * ] from the due date until paid.

5.   LICENSE IN ADDITIONAL FIELDS

     5.1 CLI may elect at the time of execution of this Agreement, or shall maintain an option, exercisable for five years from the signature date of this Agreement, to add APPLICATION FIELDS to the LICENSED FIELDS.

     5.2 Appendix A specifies for each field to which this election and option applies a license issuance fee, where applicable, and the applicable royalty rate if such rate is different from that specified in Section 4.2, for each such field. Roche shall have the right to change said license issuance fees and royalty rate after two years from the signature of this Agreement for any field which has not become a Licensed Field pursuant to Section 5.3.


                                         17.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     5.3 Each individual field in addition to RESEARCH FIELD will become a LICENSED FIELD when the respective election and option has been exercised and the specified license issuance fee for that field has been paid.

6.   TERM AND TERMINATION

     6.1 This license is granted to CLI as of October 1, 1996 and will expire on the expiration of the last to expire of the patents within AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS, POLYMERASE PATENT RIGHTS, RT and RT-PCR PATENT RIGHTS to the extent a license of rights under any of the foregoing surviving Patent Rights is being exercised pursuant to Sections 2.2-2.6 hereto.

     6.2 Notwithstanding any other Section of this Agreement, CLI may terminate this Agreement for any reason on ninety (90) days' written notice to ROCHE. If CLI elects to terminate this Agreement pursuant to this section, it shall within thirty (30) days of said notice to ROCHE, also notify each of its customers that CLI is no longer licensed under AMPLIFICATION PATENT RIGHTS, POLYMERASE PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS.

     6.3 Notwithstanding any other section of this Agreement, ROCHE may terminate this Agreement, effective immediately upon notice of termination to CLI, in the event that a third party which is licensed by ROCHE to manufacture products for use in PCR-based human diagnostic testing acquires any interest, including but not limited to an ownership interest, directly or indirectly, in CLI of 50% or more.

     6.4 The license granted hereunder to CLI and all sublicenses granted by CLI to its AFFILIATES shall automatically terminate upon (i) an adjudication of CLI as bankrupt or insolvent, or CLI's admission in writing of its inability to pay its obligations as they mature; or (ii) an assignment by CLI for the benefit of creditors; or (iii) CLI's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property or such receiver, trustee or similar officer's appointment without the application or consent of CLI, if such appointment shall continue undischarged for a period of ninety (90) days; or (iv) CLI's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to CLI under the laws of any jurisdiction; or (v) the institution of any such proceeding (by petition, application or otherwise) against CLI, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of CLI, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy.

     6.5 Upon any breach or default of a material term under this Agreement by CLI or an AFFILIATE sublicensed by CLI, including failure to pay monies owed under the 1994 agreement as specified in Section 2.1 hereof, this Agreement may be terminated upon ninety (90) days, written notice to CLI. Said notice shall become effective at the end of the ninety-day period, unless during said period CLI fully cures such breach or default and notifies ROCHE of such cure. Such 90-day cure period shall not apply to any uncontested royalty payments due, which uncontested payments must be made in accordance with the terms of this Agreement.


                                         18.

     6.6 Upon termination of this Agreement as provided herein, CLI shall immediately stop selling products licensed hereunder and all rights and licenses granted to CLI by ROCHE hereunder and all sublicenses granted by CLI shall automatically revert to or be retained by ROCHE.

     6.7 CLI's obligations to report to ROCHE and to pay royalties as to the sale of products licensed and sublicensed hereunder pursuant to the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

     6.8 Upon termination of this Agreement for any reason, CLI shall destroy its inventory of all products licensed hereunder and confirm such destruction in writing within ten days of the termination of the Agreement.

7.   ENFORCEMENT OF PATENTS

     7.1 CLI shall advise ROCHE promptly, and shall furnish documentary proof which is reasonably acceptable to ROCHE, upon its becoming aware of substantial infringement by a third party or parties of an enforceable patent right
(1) within POLYMERASE PATENT RIGHTS by the sale of "Significant Quantities" of unlicensed stand-alone enzymes in any country in the Territory, or (2) within AMPLIFICATION PATENT RIGHTS by the sale of "Significant Quantities" of enzymes not within POLYMERASE PATENT RIGHTS but which enzymes are actively promoted by said third party or parties or their AFFILIATES or distributors for use in AMPLIFICATION PATENT RIGHTS in any country in the TERRITORY. Upon receipt of said written information, ROCHE agrees it shall, within its reasonable business judgment, take such action as is required to restrain such infringement.

          ROCHE shall be in full compliance with its obligations under this
Section 7.1 if, within six (6) months of ROCHE having received said written information from CLI about any one infringing party in a particular country,
(1) ROCHE notifies each third party identified by such acceptable documentary proof of ROCHE's enforceable proprietary position in the country where infringement is occurring and receives from such third parties written assurances, which shall be executed by an officer of each said third party capable of legally binding that party, that it is not infringing ROCHE's rights, or (2) said infringement has stopped, or (3) ROCHE has entered into good faith license negotiations with such third parties, or (4) ROCHE has instituted or is prosecuting an action for patent infringement against at least one infringing third party seller which is active in said country. The above six-month period may be extended with the consent of CLI.

          It is agreed and understood that nothing in this Section 7.1 or this Agreement shall require ROCHE to sue more than one party at a time or to sue in more than one country at any one time.

          For the purposes of the foregoing clauses, "Significant Quantities" of unlicensed stand-alone enzymes shall mean (1) in the case of a single third-party infringer in a particular country, at least 20%, or (2) in the case of more than one third party seller in a particular country, at least 40%, of total ROYALTY UNIT turnover, respectively, of all stand-alone enzyme(s) within POLYMERASE PATENT RIGHTS or thermostable enzymes not within POLYMERASE PATENT RIGHTS but


                                         19.

which are "Actively Promoted" for use in AMPLIFICATION PATENT RIGHTS, in each country. For purposes of this Section 7.1, both Parties must agree as to the accuracy of said 20% or 40% figures before ROCHE is obligated under this
Section 7.1 to pursue any remedial course of action vis a vis any third party with respect to sales of unlicensed stand-alone enzymes. Also, for purposes of this particular paragraph, "Actively Promoted" shall mean advertised or technically supported for use in AMPLIFICATION PATENT RIGHTS.

          If ROCHE is provided with the documentary proof of ongoing infringing sales as above described and ROCHE does not within the six-month period pursue one of the above options, CLI shall have the right at the expiration of the six-month period, or such other period as the parties have agreed, to reduce its royalty rate for royalties owed on stand-alone ROCHE PATENTED ENZYMES and/or stand-alone CLI ENZYMES in said country by 20%. It is understood and agreed that any royalty reduction afforded CLI pursuant to this Section 7 applies only to sold as stand-alone enzymes and not to kits containing said enzymes.

          CLI's right to reduce its royalties shall terminate and CLI shall resume paying full royalties in each country, as of the time (1) all such parties in such country have either delivered the written assurances described above or engaged in good faith license negotiations with ROCHE, provided that if said negotiations do not conclude within one year, CLI may again abate its royalty by 20%, as the case may be, in the manner described above until the conclusion of a license with said third party, or (2) the filing or prosecution of an infringement suit against at least one such party in said country, or
(3) as a result of the written assurances received in accordance with the foregoing or the conclusion of any licenses or litigations or otherwise, infringement in fact ceases or is reduced to below "Significant Quantities".

          Notwithstanding the provisions of this Section 7.1, ROCHE and CLI understand and specifically agree that nothing in this Section shall reduce CLI's royalty [ * ].

     7.2 Section 7.1 shall apply to sublicensed AFFILIATES and to CLI's royalty obligations for sales of sublicensed AFFILIATES as if the sublicensed AFFILIATES were CLI.

8.   CONFIDENTIALITY-PUBLICITY

     8.1 To the extent that, in literature for distribution to third parties, CLI refers to ROCHE, P-E or the terms of this Agreement, solely by specific inclusion of the clause provided in Section 2.11, ROCHE hereby approves of such usage and no further ROCHE review or approval shall be required for distribution of said literature. If CLI varies from the agreed-to clause in Section 2.11, then CLI agrees to obtain ROCHE's written approval prior to distributing any written information including said modified reference to ROCHE, P-E or the terms of this Agreement. ROCHE's approval shall not be unreasonably withheld or delayed and, in any event, its decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by ROCHE unless ROCHE has notified CLI in writing of its decision to withdraw permission for such use. Sublicenses are conditioned on the sublicensed AFFILIATES' specific agreement to be bound by CLI's obligations under this Section.


                                         20.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     8.2 Each party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") and identified in writing as confidential in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any third party and shall hold it in confidence for a period of five (5) years following termination of this Agreement and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and marked confidential and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof. Notwithstanding the above, ROCHE shall have the right to share royalty reports with P-E.

     8.3 The above obligations of confidentiality shall not be applicable to the extent that:

          (a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

          (b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

          (c) such information is received by the Receiving Party from any third party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any third party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

          (d) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

     8.4 Each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of this Agreement or its terms without the prior consent of the other party, which consent shall not be unreasonably withheld, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.

9.   ASSIGNMENT/TRANSFERABILITY

     9.1 The rights and licenses granted by ROCHE to CLI in this Agreement are personal to CLI and may not be assigned or otherwise transferred, including without limitation any purported assignment or transfer that would arise from a sale or transfer of CLI's business (or


                                         21.

any portion of said business). Any attempted assignment or transfer shall be void and shall automatically terminate all rights of CLI under this Agreement.

     9.2 ROCHE may assign all or any part of its rights and obligations under this Agreement at any time without the consent of CLI. CLI agrees to execute such further acknowledgments or other instruments as ROCHE may reasonably request in connection with such assignment.

10.  NEGATION OF WARRANTIES AND INDEMNITY

     10.1 Nothing in this Agreement shall be construed as:

          (a) a warranty or representation by ROCHE as to the validity or scope of any patent included within POLYMERASE PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS;

          (b) a warranty or representation that the practice of POLYMERASE PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS is or will be free from infringement of patents of third parties;

          (c) an obligation to bring or prosecute actions or suits against third parties for infringement, provided, however, that this clause shall not alter CLI's rights and ROCHE's obligations under Section 7.1;

          (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of ROCHE or P-E;

          (e) conferring by implication, estoppel or otherwise any licenses, immunities or rights under any patents or patent applications of ROCHE other than those specified in POLYMERASE PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS, regardless of whether such other patents or patent applications are dominant or subordinate to those in POLYMERASE PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS, or under any thermal cycler or other instrument patent, or to perform PCR in a thermal cycler that is not an AUTHORIZED THERMAL CYCLER, or to make or sell any thermal cycler or other instrument for the automated performance of the PCR PROCESS;

          (f) an obligation to furnish any know-how not provided in POLYMERASE PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS and RT and RT-PCR PATENT RIGHTS; or

          (g) creating any agency, partnership, joint venture or similar relationship between ROCHE and/or P-E on the one hand, and CLI on the other hand.

     10.2 ROCHE MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                         22.

     10.3 Notwithstanding the foregoing, ROCHE warrants and represents that it has the right to grant the licenses provided in Sections 2 and 5.

     10.4 The provisions of Section 10.1 and 10.2 regarding warranties and representations by ROCHE shall be specifically included in any sublicense granted by CLI.

11.  INDEMNITY

     CLI shall assume full responsibility for its use of POLYMERASE PATENT RIGHTS and for its sale of ROCHE PATENTED ENZYMES and CLI ENZYMES and shall defend, indemnify and hold ROCHE and P-E and their respective officers, directors, agents, employees and stockholders, harmless from and against all liability, demands, damages, expenses (including attorneys' and expert witness fees and expenses) and losses for death, personal injury, illness or property damage, or any other injury or damage arising out of the use by CLI of the POLYMERASE PATENT RIGHTS or the preparation, use or sale of LICENSED PRODUCTS, including but not limited to, use or reliance upon such LICENSED PRODUCTS by customers of CLI.

12.  MOST FAVORED LICENSEE

     If after the signature of this Agreement, ROCHE grants to any unrelated third party, other than [ * ], a license of substantially the same scope as granted to CLI herein but under more favorable [ * ] than those given to CLI under this Agreement, ROCHE shall promptly notify CLI of said more favorable [ * ], and CLI shall have the [ * ] such more favorable [ * ] for the [ * ] contained herein. In addition, if ROCHE grants a license to such an unrelated third party in one or more [ * ]that is not of the same scope as CLI's license hereunder (for example, because such license is limited to the [ * ]) but is under more favorable [ * ] with respect to a [ * ] covered by CLI's license hereunder, CLI shall have the [ * ] such more favorable [ * ] with respect to the applicable [ * ] for the [ * ]contained herein with respect to such [ * ], for a license limited to the same scope as said third party grant. CLI's right to elect said more favorable [ * ] shall extend only for so long as and shall be conditioned on CLI's acceptance of all the [ * ], under which such more favorable [ * ] shall be available to such other third party. Upon CLI's acceptance of all such terms of said third-party agreement, the more favorable [ * ] shall be effective as to CLI on the effective date of such other third party license agreement. Notwithstanding the foregoing, in the event that ROCHE and/or P-E shall [ * ], for example, such as [ * ], as a part of the consideration for its granting of such license to a third party, then this Section 12 shall [ * ].

13.  GENERAL

     13.1 This Agreement constitutes the entire agreement between CLI and ROCHE as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.


                                         23.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

          Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party or parties at the respective address as shown below.

     If to ROCHE:        F. Hoffmann-La Roche Ltd
                         Grenzacherstrasse 124
                         4070 Basel
                         Switzerland
                         Attn:  Corporate Law Department

     with a copy to:     Roche Molecular Systems, Inc.
                         1145 Atlantic Avenue, Suite 100
                         Alameda, California 94501
                         U.S.A.
                         Attn:  Licensing Manager

     If to CLI:          Clontech Laboratories, Inc.
                         1020 East Meadow Circle
                         Palo Alto, California 943034230
                         Attn:  Alexi Miller, Senior Product Manager

Either party may change its address by providing notice to the other party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, as the case will be.

     13.2 GOVERNING LAW

          This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within AMPLIFICATION PATENT RIGHTS, POLYMERASE PATENT RIGHTS, SEQUENCING PATENT RIGHTS or RT and RT-PCR PATENT RIGHTS which issue shall be determined in accordance with the applicable patent laws of the United States or the relevant foreign jurisdiction.

          The Parties agree that for any dispute or controversy arising from this Agreement, the exclusive jurisdiction and venue for any such dispute or controversy shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.

     13.3 ARBITRATION

          Notwithstanding the provisions of Section 13.2 above, any dispute concerning solely the determination of facts such as, but not limited to
(1) what constitutes a quantity significantly exceeding a CLI customer's typical usage requirements pursuant to Section 2.10 b; (2) a determination of royalty rate or payments owed pursuant to Section 4.2; and (3) the determination of the unlicensed competition and concomitant royalty abatement pursuant to


                                         24.

Section 7, Patent Enforcement; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association in accordance with the following procedural process:

          (a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator within sixty (60) days of the filing of the answer, said third arbitrator being the chairman of the arbitration tribunal.

          (b) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement.

               Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

     13.4 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of the parties to enter into this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

     13.5 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.


                                         25.

IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below.

Basel,                             F. HOFFMANN-LA ROCHE, LTD.

                                   By:  /s/
                                      ------------------------------------------

                                   Title: PCR Licensing Manager
                                         ---------------------------------------

                                   Date: 11/25/96
                                        ----------------------------------------


Branchburg,                        ROCHE MOLECULAR SYSTEMS, INC.

                                   By: /s/ Kathy Ordonez
                                      ------------------------------------------
                                                  Kathy Ordonez

                                   Title:  President
                                         ---------------------------------------
 11/12/96
                                   Date:  11/12/96
                                        ----------------------------------------


Palo Alto,                         CLONTECH LABORATORIES, INC.

                                   By:  /s/ Ken Fong
                                      ------------------------------------------
                                                   Kenneth Fong, Ph.D.

                                   Title:  President & Chief Executive Officer
                                         ---------------------------------------

                                   Date:  11/17/96
                                        ----------------------------------------


                                         26.

                                     SCHEDULE 1


                            POLYMERASE PATENT RIGHTS(1)

                                     4,889,818

                                     5,079,352

                                     5,352,600

                                  USSN 07/873,897

                                  USSN 08/384,490





--------------------
(1) And those Ex-US patents and patent applications which claim priority from the above-referenced US Patents and patent applications and access to which is necessary for CLI to manufacture, use and sell the ROCHE PATENTED ENZYMES specifically listed in Schedule 2 hereto. For the convenience of CLI, Roche shall provide to CLI, from time to time as appropriate, an up-dated list of its worldwide patent portfolio directed to POLYMERASE PATENT RIGHTS.


                                         27.

                                      SCHEDULE 2


ROCHE PATENTED ENZYMES(1) licensed herein:

          [ * ]





--------------------
(1) To the extent that any of the enzymes listed above may be covered by third party patent rights, no rights under such third party patent are hereby granted or implied.


                                         28.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                      APPENDIX A

                                 APPLICATIONS FIELDS


FORENSICS AND HUMAN IDENTIFY

1. "Forensic and Human Identity Applications" shall mean the forensic analysis of human genetic material for use in, or in preparation for, legal proceedings, but shall exclude paternity determination except in case of death investigation. This field specifically excludes tissue typing.

2.   [ * ]

ENVIRONMENTAL TESTING

1. "Environmental Testing Applications" shall mean testing and monitoring environmental samples, including, without limitation, for the purpose of detecting the presence or absence or amount of any organism or microorganism (including, without limitation, viruses and bacteria), whether living, dead or extinct, or their remains.

2.   [ * ]

AGRICULTURAL PLANT APPLICATIONS

1. "Plant Diagnostics Applications" shall mean diagnostic applications in plants, including, without limitation, the diagnosis of a disease or condition, the diagnosis of susceptibility or resistance to a disease or condition, or a choice of treatment of a disease or condition, the determination of genetic traits for breeding purposes, or the identification of a particular plant species.

2.   [ * ]

ANIMAL DIAGNOSTICS

1. "Animal Diagnostics" shall mean detection of genetic disease, genetic predisposition to disease, or other medical condition in animals. This field shall include sex determination but shall specifically exclude parentage determination.


                                         29.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

2.   [ * ]

3.   [ * ]

ANIMAL IDENTITY TESTING AND POSITIVE TRAIT BREEDING

1. "Animal Identity Testing Applications" shall mean identity testing for animals (other than humans) whether living, dead or extinct, or their remains, including, without limitation, parentage testing. "Positive Trait Breeding" shall mean the determination of genetic traits other than disease-related traits for breeding purposes.

2.   [ * ]

FOOD TESTING

1. "Food Testing Applications" shall mean the detection and/or analysis of microorganisms in food or food/samples for quality assurance and quality control purposes.

2.   [ * ]


                                         30.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                      APPENDIX B

                          ASSAY TO DETERMINE UNITS OF ENZYME


I.   TAQ DNA POLYMERASE(1)

     Taq DNA polymerase manufactured by CLI ("CLI-Taq") shall be assayed under the following conditions, in parallel with any assay of Roche Molecular Systems' AmpliTaq-Registered Trademark- DNA polymerase (P-E catalogue numbers N-801-0060, N-801-1012). The activity of CLI-Taq and AmpliTaq thus measured by CLI shall be normalized to the concentration stated by RMS for the AmpliTaq.

     Unit Definition:         One unit of enzyme is defined as the amount that
                              will incorporate 10nmoles of dNTPs into acid insoluble material per 30 minutes at 74DEG. C under the analysis conditions below.

     Analysis conditions:     25mM TAPS (tris-(hydroxymethyl)-methyl-amino-
                              propane-sulfonic acid, sodium salt), pH 9.3 (at
                              25DEG. C); 50mM KC1; 2mM MgC1(2); 1mM beta-mercaptoethanol; 200muM each dATP, dGTP, dTTP;
                              100muM [alpha-(32)P]-dCTP (0.05 to 0.1 Ci/mmole);
                              activated salmon sperm DNA, mixed in a final volume of 50mul and incubated at 74DEG. C for 10 minutes. The salmon sperm DNA is activated by a modification of the methods in reference 1.

     The assay mixture (without enzyme) is prepared fresh daily and 45mul aliquots (0DEG. C) are mixed with 5mul of Taq DNA polymerase diluted in 25mM Tris-HCl pH 8, 50mM KCl, 100mug/ml autoclaved gelatin, 1mM beta-mercaptoethanol, 0.5% (w/v) NP40 and 0.5% (w/v) Tween20.

     Reactions are initiated with addition of enzyme and placed at 74DEG. C. Reactions are quenched after 10 minutes with the addition of 10mul of 60mM EDTA and placed at 0DEG. C. Aliquots (50mul) are diluted with 1ml of 2mM EDTA containing 50mug/ml sheared salmon sperm DNA, and precipitated by the addition of 1 ml 20% (w/v) trichloroacetic acid and 2% (w/v) sodium pyrophosphate, and incubated at 0DEG. C for 15 minutes. Precipitated DNA is collected on GF/C filter discs (2.4 cm) and washed extensively with 5% trichloroacetic acid and 2% sodium pyrophosphate (7 x 5 ml), then 95% ethanol (5ml), dried and counted.

     Activity concentration is determined from replicate assays (at least 3) of replicate parallel, serial dilutions (at least 3) that yield 20-90 pMoles dCMP incorporation in the assay.

     Activated salmon sperm DNA is used at a concentration that provides linear incorporation values with 20-100 mU of enzyme. This DNA concentration usually represents 12.5-20mug/assay.


--------------------
(1) Richardson, C.C. 1966. DNA Polymerase from Escherichi coli. In PROCEDURES IN NUCLEIC ACID RESEARCH eds. Cantoni G.L. and Davies, D.R. Harper & Row, New York, p. 264.


                                         31.

II.  CLI ENZYMES AND ROCHE PATENTED ENZYMES OTHER THAN TAQ DNA POLYMERASE

     CLI ENZYMES shall be assayed in reference to AmpliTaq DNA polymerase (or another enzyme manufactured by ROCHE which is more comparable to the particular CLI ENZYME) in a manner similar to that described above. The analysis conditions shall be adapted to reflect the optimal activity conditions for each such CLI ENZYME.

     Further, the effectiveness of such enzyme in producing amplified DNA in the PCR PROCESS shall be determined in comparison with AmpliTaq DNA polymerase under the optimal conditions for each enzyme. This determination shall be performed as follows:

     TEMPLATE:  Bacteriophage Lambda DNA

     TARGET: The 500 basepair fragment of bacteriophage lambda DNA extending from nucleotides 7131 to 7630 will be the target for amplification.

     Note: The template and primers are available in the GeneAmp-Registered Trademark- Lambda Control Reagents (Part No. N808-0008) from Perkin Elmer.

PRIMERS:

     5'-GATGAGTTCGTGTCCGTACAACTGG-3' (complement of - strand: Nucleotides 7131-7155)

     5'-CGTTATCGAAATCAGCCACAGCGCC-3' (complement of + strand: Nucleotides 7606-7630)

CONDITIONS:

     200muM each dATP, dCTP, dGTP, dTTP, 1ng/100mul. template, 1muM each primer.

     For AmpliTaq DNA polymerase other components are: 10mM Tris-HCl pH8.3, 1.5mM MgCl(2) and 50mM KCl.

     For CLI Enzyme, buffer pH and concentration, and MgCl(2) and KCl concentrations should be optimized for the CLI enzyme.

     The PCR should be carried out for 25 cycles.

     From the comparitive yield of specific 500 basepair fragment, a "PCR Effectiveness Ratio" will be derived to be used in determining the Royalty Unit specified in Section 1.16 c. The Parties agree that calculation of such a ratio is complex and the data supporting the determination of the ratio must be reviewed and approved by ROCHE on a case by case basis.

III. For purposes of calculating royalties owed on products, the concentration of enzyme (units per volume) reported must be within +/- 10% of the actual activity measured by the above assays. The volume of enzyme reported to be in a product must be within +/- 10% of the actual measurable volume.


                                         32.

                                      APPENDIX C

                                 NOTICES TO PURCHASER


1. LICENSE STATEMENT FOR USE ON ROCHE PATENTED ENZYMES AND CLI ENZYMES DESIGNED AND SOLD FOR USE IN AMPLIFICATION PATENT RIGHTS AND/OR SEQUENCING PATENT RIGHTS

     NOTICE TO PURCHASER:  LIMITED LICENSE

     A license under U.S. Patents 4,683,202, 4,683,195, 4,965,188, and 5,075,216
or their foreign counterparts, owned by Hoffmann-La Roche Inc. and
F. Hoffmann-La Roche Ltd. ("Roche"), has an up-front fee component and a running-royalty component. The purchase price of this product includes limited, nontransferable rights under the running-royalty component to use only this amount of the product to practice the Polymerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with a thermal cycler whose use is covered by the up-front fee component.
Rights to the up-front fee component must be obtained by the end user in order to have a complete license to use this product in the PCR process. These rights under the up-front fee component may be purchased from Perkin-Elmer or obtained by purchasing an Authorized Thermal Cycler. No right to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel. Further information on purchasing licenses to practice the PCR Process may be obtained by contacting the Director of Licensing at The Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

2. LICENSED RESEARCH PRODUCTS DESIGNED AND SOLD FOR USE IN AMPLIFICATION PATENT RIGHTS BUT NOT SUITABLE FOR USE IN SEQUENCING PATENT RIGHTS

     NOTICE TO PURCHASER:  LIMITED LICENSE

     A license under U.S. Patents 4,683,202, 4,683,195 and 4,965,188 or their foreign counterparts, owned by Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. ("Roche"), has an up-front fee component and a running-royalty component. The purchase price of this product includes limited, nontransferable rights under the running-royalty component to use only this amount of the product to practice the Polymerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with a thermal cycler whose use is covered by the up-front fee component. Rights to the up-front fee component must be obtained by the end user in order to have a complete license. These rights under the up-front fee component may be purchased from Perkin-Elmer or obtained by purchasing an Authorized Thermal Cycler. No right to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel. Further information on purchasing licenses to practice the PCR Process may be obtained by contacting the Director of Licensing at


                                         33.

the Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

3.   LICENSED RESEARCH PRODUCTS DESIGNED AND SOLD FOR USE IN SEQUENCING RIGHTS

     NOTICE TO PURCHASER:  LIMITED LICENSE

     The purchase price of this product includes a limited, nontransferable license under U.S. Patent 5,075,216 or its foreign counterparts, owned by Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. ("Roche"), to use only this amount of the product for DNA Sequencing and related processes described in said patent solely for the research and development activities of the purchaser. No license under these patents to use the PCR process is conveyed expressly or by implication to the purchaser by the purchase of this product. A license to use the PCR Process for certain research and development activities accompanies the purchase of certain reagents from licensed suppliers such as CLI when used in conjunction with an Authorized Thermal Cycler, or is available from the Perkin-Elmer Corporation. Further information on purchasing licenses to practice the PCR Process may be obtained by contacting the Director of Licensing at the Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

4. FOR USE ON RESEARCH PRODUCTS WHICH ARE NOT LICENSED RESEARCH PRODUCTS BUT WHICH ARE SUPPORTED FOR USE IN PCR AND/OR WITH LICENSED RESEARCH PRODUCTS

     NOTICE TO PURCHASER

     This product is optimized for use in the Polymerase Chain Reaction ("PCR") covered by patents owned by Hoffmann-La Roche Inc. and F. Hoffmann-La Roche ("Roche"). No license under these patents to use the PCR Process is conveyed expressly or by implication to the purchaser by the purchase of this product. A license to use the PCR Process for certain research and development activities accompanies the purchase of certain reagents from licensed suppliers such as CLI when used in conjunction with an authorized thermal cycler, or is available from the Perkin-Elmer Corporation. Further information on purchasing licenses to practice the PCR Process may be obtained by contacting the Director of Licensing at the Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

5. Similar notices for use on products for RT and RT-PCR and for Licensed Application Products will be provided as appropriate.


                                         34.